UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 8, 2007

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY		10532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On January 8, 2007, the Registrant issued a press release reporting that its shipments of Zanaflex Capsules™ and Zanaflex® tablets to wholesalers for 2006 were approximately $31 million.  Gross sales are based on prescription data, which are not yet available.  A copy of the release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item.

Item 8.01                                             Other Events.

In the press release referenced above in Item 2.02, the Registrant also announced the completion of the previously announced expansion of its sales force, which promotes Zanaflax Capsules™.  A copy of the release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item.

The information in this Item 8.01 and in Item 2.02 of Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits

99.1	Press Release dated January 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

January 8, 2007	By	/s/ Jane Wasman
		Name:	Jane Wasman
		Title:	Executive Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 8, 2007